                                                                    EXHIBIT 10.8

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                             EXCESS INVESTMENT PLAN

               (as amended and restated effective January 1, 1994)
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                                TABLE OF CONTENTS

Section                                                                           Page
-------                                                                           ----
                                    ARTICLE I

                        NAME, PURPOSE AND EFFECTIVE DATE

1.01     Name and Purpose........................................................   1
1.02     Effective Date and Eligible Employees...................................   1

                                   ARTICLE II

                                   DEFINITIONS

2.01     "Adjustments to Accounts"...............................................   1
2.02     "Aggregate Account".....................................................   1
2.03     "Basic Contributions"...................................................   1
2.04     "Beneficiary"...........................................................   1
2.05     "Benefit Plans Committee"...............................................   2
2.06     "Code"..................................................................   2
2.07     "Company"...............................................................   2
2.08     "Disability" or "Disabled"..............................................   2
2.09     "Earnings"..............................................................   2
2.10     "Employee"..............................................................   2
2.11     "ERISA".................................................................   2
2.12     "Excess Investment Account".............................................   3
2.13     "Excess Investment Benefit".............................................   3
2.14     "Excess Investment Credits".............................................   3
2.15     "Investment Funds"......................................................   3
2.16     "Matching Contributions"................................................   3
2.17     "Named Fiduciary".......................................................   3
2.18     "Participant"...........................................................   3
2.19     "Plan"..................................................................   3
2.20     "Plan Administrator"....................................................   3
2.21     "Plan Year".............................................................   3
2.22     "Savings and Investment Plan"...........................................   3
2.23     "Supplemental Contributions"............................................   4
2.24     "Temporary Employee"....................................................   4

                                        i
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
Section                                                                           Page
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                                   ARTICLE III

                           ELIGIBILITY TO PARTICIPATE
3.01     Eligibility Requirement.................................................   4
3.02     Participation...........................................................   4

                                   ARTICLE IV

                            EXCESS INVESTMENT BENEFIT

4.01     Excess Investment Benefit...............................................   4
4.02     Excess Investment Credits...............................................   4
4.03     Excess Investment Plan Election.........................................   5
4.04     Adjustments to Account..................................................   5
4.05     Value of Excess Investment Benefit......................................   6
4.06     Payment of Excess Investment Benefit....................................   6
4.07     Excess Investment Death Benefit.........................................   6
4.08     Hardship Withdrawals....................................................   6

                                    ARTICLE V

                                     FUNDING

5.01     Funding.................................................................   6

                                   ARTICLE VI

                               CLAIMS FOR BENEFITS

6.01     Claims Procedure........................................................   7
6.02     Claims Review Procedure.................................................   7
6.03     Receipt and Release for Payments........................................   8
6.04     Lost or Unknown Participants............................................   8

                                       ii
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
Section                                                                           Page
-------                                                                           ----

                                   ARTICLE VII

                                  MISCELLANEOUS
7.01     Non-Guarantee of Employment.............................................   8
7.02     Rights Under Saving and Investment Plan.................................   9
7.03     Amendments/Termination..................................................   9
7.04     Nonassignability........................................................   9
7.05     Plan Administration.....................................................   9
7.06     Successor Company.......................................................   9
7.07     Governing Law...........................................................   9

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                             EXCESS INVESTMENT PLAN


                                    ARTICLE I

                        NAME, PURPOSE AND EFFECTIVE DATE


         1.01 Name and Purpose. The amended and restated Plan set forth herein shall be known as the "Excess Investment Plan." The Plan has been established and maintained solely to provide a means to the Company to attract and retain officers and other key employees by providing certain benefits that cannot be provided under certain tax-qualified plans maintained by the Company.

         1.02 Effective Date and Eligible Employees. This Plan was adopted effective January 1, 1988. This amendment and restatement of the Plan shall be effective January 1, 1994. The Plan shall only apply to individuals who are eligible to participate in accordance with Article III.


                                   ARTICLE II

                                   DEFINITIONS

         Wherever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         2.01 "Adjustments to Accounts" means the credits or debits to a Participant's Excess Investment Account determined in accordance with Section
4.04 of this Plan.

         2.02 "Aggregate Account" means the sum of the balances of a Participant's accounts under the Savings and Investment Plan.

         2.03 "Basic Contributions" means the amounts deferred by a Participant under the Savings and Investment Plan from two percent (2%) of Earnings through and including six percent (6%) of Earnings.

         2.04 "Beneficiary" means the person, persons or entity, including one or more trusts, last designated by a Participant on a form supplied and accepted by the Plan Administrator as a beneficiary, co-beneficiary, or contingent beneficiary to receive benefits payable under the Plan in the event of the death of the Participant. In the absence of any such designation, the Beneficiary shall be the Participant's spouse or, if there is no spouse, the Participant's estate.

         2.05 "Benefit Plans Committee" means the committee appointed by and serving at the pleasure of the Board of Directors of the Company to administer the Plan. Each member of the "Benefit Plans Committee" shall be a named fiduciary of the Plan under Section 402(a)(2) of ERISA.

         2.06     "Code" means the Internal Revenue Code of 1986, as amended.

         2.07     "Company" means Phoenix Home Life Mutual Insurance Company.

         2.08 "Disability" or "Disabled" means a Participant's receipt of benefits under the Company's group long-term disability benefits plan.

         2.09 "Earnings" with respect to any Participant, except as provided below, means such Participant's annual base salary. With respect to any Participant having any of the following titles: Agency Manager, Agency Supervisor, Brokerage Regional Manager, Brokerage Manager, Brokerage Representative, Regional Group Manager, Group Manager, Group Representative, PEPCO Regional Representative, and Institutional Investments Sales Representative, Earnings means such Participant's wages as reportable on Internal Revenue Service Form W-2 pursuant to Section 3401(a) of the Code which defines wages for purposes of income tax withholding; however, the determination of such Participant's Earnings shall be made by excluding overtime pay, distributions from a plan of deferred compensation, commissions, overrides on commissions, starting and training allowances, bonuses that are both discretionary with the Participant's manager and not calculated with reference to sales performance, imputed income, incentive compensation paid under any of the following plans: Management Incentive Plan, Investment Incentive Plan, Common Stock Incentive Plan, and Bond Portfolio Managers Incentive Plan, and any other extraordinary or nonrecurring type of compensation. The determination of Earnings shall be made by including salary reduction contributions made on behalf of any Participant to the Savings and Investment Plan or to any cafeteria plan maintained by the Company pursuant to Section 125 of the Code.

         2.10 "Employee" means any person who is employed on an hourly or salaried basis by the Company other than a Temporary Employee. "Employee" shall not include leased employees within the meaning of Code Sections 414(n)(2) and 414(c)(2).

         2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.12 "Excess Investment Account" means the book account established on behalf of a Participant under Article IV of this Plan.

         2.13 "Excess Investment Benefit" means the amount determined in accordance with the provisions of Article IV of this Plan.

         2.14 "Excess Investment Credits" means the amounts determined in accordance with the provisions of Section 4.02 of this Plan.

         2.15 "Investment Funds" means the funds held under the Savings and Investment Plan trust, as specified in Exhibit A to the Savings and Investment Plan, as the same may, from time to time, be changed by action of the Named Fiduciary.

         2.16 "Matching Contributions" means the amount the Company contributes to the Savings and Investment Plan in accordance with Section 3.01(b) of the Savings and Investment Plan.

         2.17 "Named Fiduciary" means the Benefit Plans Committee. The Benefit Plans Committee is appointed by a vote of the Company's Board of Directors and has full authority and concerning the management and administration of the Plan. The Benefit Plans Responsive Committee has authority to appoint or designate such other person, persons and entities as fiduciaries as it deems necessary and appropriate to ensure the proper management and administration of the Plan. The Benefit Plans Committee may delegate to such fiduciaries any or all duties and responsibilities. Any such appointment or designation shall be in writing and shall stipulate the duties and responsibilities of such fiduciaries with respect to the Plan.

         2.18 "Participant" means any Employee who meets the eligibility requirements of Article III or has earned a benefit under this Plan even if he or she no longer is eligible to earn additional benefits hereunder.

         2.19 "Plan" means the Phoenix Home Life Mutual Insurance Company Excess Investment Plan.

         2.20 "Plan Administrator" means the Benefit Plans Committee or the person designated as such by the Benefit Plans Committee.

         2.21     "Plan Year" means the calendar year.

         2.22 "Savings and Investment Plan" means the Phoenix Home Life Mutual Insurance Company Savings and Investment Plan, a tax-qualified retirement plan

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maintained by the Company that includes a cash or deferred arrangement under
Section 401(k) of the Code.

         2.23 "Supplemental Contributions" means the amounts deferred by a Participant under the Savings and Investment Plan in excess of such Participant's Basic Contributions from seven percent (7%) of Earnings through and including sixteen percent (16%) of Earnings.

         2.24 "Temporary Employee" means any person who is employed by the Company for a specified time of limited duration.


                                   ARTICLE III

                           ELIGIBILITY TO PARTICIPATE

         3.01 Eligibility Requirement. With respect to any Plan Year, any Employee shall be eligible to participate in this Plan provided such Employee's Basic Contributions and Supplemental Contributions to the Savings and Investment Plan for such Plan Year are limited by the maximum amount of Earnings permitted to be taken into account under Code Section 401(a)(17).

         3.02 Participation. Each eligible Employee shall become a Participant in the Plan as of the date he or she meets the above requirement and completes an Excess Investment Plan Election as described in Section 4.03.


                                   ARTICLE IV

                            EXCESS INVESTMENT BENEFIT

         4.01 Excess Investment Benefit. A Participant's Excess Investment Benefit shall be equal to the sum of the Participant's Excess Investment Credits determined pursuant to Section 4.02 and the Adjustments to Accounts determined pursuant to Section 4.04.

         4.02 Excess Investment Credits. A Participant's Excess Investment Credits for any Plan Year shall consist of the sum of the following amounts:

                  (a) The percentage of the Participant's Earnings for such Plan Year in excess of the limitation contained in Code Section 401(a)(17), from two percent

         (2%) to sixteen percent (16%), that the Participant has elected to defer as provided in Section 4.03(b); and

                  (b) For each Plan Year with respect to which a Participant has a deferral election in effect under this Plan, a matching Company credit equal to fifty percent (50%) of the Earnings the Participant has elected to defer as described in Section 4.02(a), from two percent (2%) of such Earnings through and including six percent (6%) of such Earnings.

         4.03     Excess Investment Plan Election.

         (a) Each Participant may make an Excess Investment Plan Election to defer from the Participant's Earnings for any Plan Year in excess of the limitation contained in Code Section 401(a)(17), from two percent (2%) to sixteen percent (16%) of such Earnings.

         (b) A Participant's Excess Investment Plan Election shall become effective not later than the first day of the Plan Year immediately following the acceptance of the Excess Investment Plan Election by the Plan Administrator; such Excess Investment Plan Election shall not have retroactive effect; and, provided that the Participant remains eligible to participate in the Plan pursuant to Section 3.01, such Excess Investment Plan Election shall remain in effect until terminated as provided in Section 4.03(c).

         (c) A Participant may modify or terminate an Excess Investment Plan Election effective as of the first day of the Plan Year immediately following the Plan Administrator's receipt of such modification or termination. Any modification or termination of an Excess Investment Plan Election shall not have retroactive effect and shall remain in force until revoked.

         4.04 Adjustments to Account. All credits under Section 4.02 shall be made to the Participant's Excess Investment Account as of the end of each payroll period. In addition, the Plan Administrator will adjust each Participant's Excess Investment Account on a daily basis by an amount equal to the amount of any adjustment that would have been made had the Participant's credits under Section 4.02 been allocated and proportionately invested in the Investment Fund or Funds designated by the Participant for the investment of the Participant's Basic Contributions, Supplemental Contributions and Matching Contributions under the Savings and Investment Plan; reduced, however, at the Company's discretion, by an amount equal to the estimated income taxes, if any, payable by the Company on such adjustment, based on the Company's highest tax rate on its net taxable income for the Plan Year in which such adjustment is made. In the event of a transfer by a Participant of all or a portion of his or her Aggregate Account under the

Savings and Investment Plan from one Investment Fund to another, credits made to the Participant's Excess investment Account under Section 4.02 shall simultaneously be adjusted to reflect a corresponding change in Investment Funds.

         4.05 Value of Excess Investment Benefit. The value of any Excess Investment Benefit at any point in time shall be equal to the single-sum cash value of such benefit as of the date of determination.

         4.06 Payment of Excess Investment Benefit. A Participant's Excess Investment Benefit shall be paid in a single lump sum or in installments over a period not exceeding ten (10) years as soon as practicable following: the Participant's retirement Disability, other termination of service, or a date specified by the Participant on his or her Excess Investment Plan Election, which date must be more than two (2) years after the participant's deferral of the Excess Investment Benefit to be received on such date. A Participant shall make an irrevocable election as to the method of payment at the time the Participant makes an Excess Investment Plan Election in accordance with Section
4.03. A Participant who fails to make such an election shall be deemed to have elected a lump sum distribution of the Participant's Excess Investment Benefit.

         4.07 Excess Investment Death Benefit. Upon the death of a Participant, the single-sum cash value of the Participant's Excess Investment Benefit, determined as of the date of distribution, shall be distributed to the Participant's Beneficiary in the manner specified in the Participant's Excess Investment Plan Election.

         4.08 Hardship Withdrawals. Upon the approval of the Plan Administrator, a Participant may withdraw all or a portion of the balance of the Participant's Excess Investment Account before the Participant's retirement, Disability or other termination of service; provided, however, that such withdrawal is made on account of a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The purchase of a home or the payment of tuition or other education expenses do not constitute financial hardships under this Section 4.08.


                                    ARTICLE V

                                     FUNDING

         5.01 Funding. The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor, against the Company with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant, surviving spouse or Beneficiary hereunder.


                                   ARTICLE VI

                               CLAIMS FOR BENEFITS

         6.01 Claims Procedure. Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure. If notice of the denial of a claim is not furnished to an Employee in accordance with this Section within a reasonable period of time, such employee's claim shall be deemed denied. The Employee will then be permitted to proceed to the review stage described in Section 6.02.

         6.02 Claims Review Procedure. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to Section 6.01 shall be entitled to request the Plan Administrator to give further consideration to his or her claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for review. Such request, together with a written statement of the reasons why the claimant believes his or her claim should be allowed, shall be filed with the Plan Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 6.01. If such request is so filed, the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance and submit issues and comments in writing within sixty (60) days after receipt of the written notification provided for in Section 6.01. A final decision as to the allowance of the claim shall be made by the Plan Administrator within sixty
(60) days of receipt of the request for review (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances are communicated to the claimant within sixty occasioning (60) day period.) Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. If the Plan Administrator's decision review is not furnished to such Employee within the time on limitations described herein, the claim shall be deemed denied on review.

         6.03 Receipt and Release for Payments. Any payment to any Participant, or to such Participant's legal representative or Beneficiary, in accordance with the provisions of this Plan, shall be in full satisfaction of all claims hereunder against the Company. The Plan Administrator may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as the Plan Administrator shall determine. If the Plan Administrator shall receive evidence satisfactory to the Plan Administrator that any payee under this Plan is a minor, or is legally, physically, or mentally incompetent to receive and to give valid release for any payment due him or her under this Plan, any such payment, or any part thereof, may, unless claim therefor shall have been made to the Plan Administrator by a duly appointed executor, administrator, guardian, committee, or other legal representative of such payee, be paid by the Plan Administrator to such payee's spouse, child, parent or other blood relative, or to any person, persons or institutions deemed by the Plan Administrator to have incurred expense for or on behalf of such payee, and any payment so made shall, to the extent thereof, be in full settlement of all liability in respect of such payee. If a dispute arises as to the proper recipient of any payments, the Plan Administrator in its sole discretion may withhold or cause to be withheld such payments until the dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.

         6.04 Lost or Unknown Participants. If any benefits payable under this Plan to a Participant, or to such Participant's legal representative or Beneficiary, cannot be paid by reason that such person cannot be located for three (3) years after reasonable efforts have been made to locate such person, the Plan Administrator may declare such benefits forfeited and return such benefits to the Company, provided, however, that in the event such Participant, or such Participant's legal representative or Beneficiary, is subsequently located or files a claim for benefits, such amount plus interest shall be reinstated to the Participant's Excess Investment Account for the benefit of such Participant or such Participant's legal representative or Beneficiary, as the case may be.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01 Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant or Employee, or as a right of any such Participant or Employee to be continued in the employment of the Company, or as a limitation on the right of the Company to deal with any Participant or Employee, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

         7.02 Rights Under Saving and Investment Plan. Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant, Employee, surviving spouse or any Beneficiary thereof under the Savings and Investment Plan, nor to grant any additional rights to any such Participant, Employee, surviving spouse or Beneficiary thereof under the Savings and Investment Plan, nor in any way to limit, modify, repeal or otherwise affect the Company's right to amend or modify the Savings and Investment Plan.

         7.03 Amendments/Termination. The Company reserves the right to make from time to time amendments to or to terminate this Plan by vote duly adopted by the Named Fiduciary; provided, however, that no such amendment or termination shall cause a reduction or cessation of the Excess Investment Benefit of any Participant earned prior to the adoption of such vote of amendment or termination.

         7.04 Nonassignability. The benefits payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind and any attempt to cause any benefits to be so subjected shall not be recognized, except to the extent required by applicable law, provided, however, that a Participant or Beneficiary may assign his or her entire interest in their Excess Investment Benefit to the Participant's or Beneficiary's spouse or former spouse, as the case may be, under a divorce or separation instrument described in subparagraph (A) of Section 71(b)(2) of the Code.

         7.05 Plan Administration. The Plan shall be operated and administered by the Plan Administrator or its duly authorized representative who shall have full and exclusive authority to determine all questions of eligibility to participate in and receive benefits under this Plan and to construe the terms of this Plan and the Excess Investment Plan Elections related thereto.

         7.06 Successor Company. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which a successor to all or a major portion of the Company's property or business shall continue the Plan, and the successor shall have all of the power, duties and responsibilities of the Company under the Plan.

         7.07 Governing Law. This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut.

         IN WITNESS WHEREOF, this Plan has been executed this 31 day of December, 1993.


                                     By: /s/ Carl T. Chadburn
                                         ______________________________________
                                          Title: Senior Vice President
                                                 Human Resources

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                             EXCESS INVESTMENT PLAN

                                    ELECTION

         I hereby elect to defer from my earnings for each year beginning after the date of this Excess Investment Plan Election, ______% (specify a percentage, from 2% to a maximum of 16%) of my earnings for such year in excess of the dollar amount specified in Code Section 401(a)(17) ($150,000 in 1994).

         I may modify or terminate this Excess Investment Plan Election as of the first day of any year immediately following Human Resource's receipt of my modification or termination. Any modification or termination of my Excess Investment Plan Election will not have retroactive effect.

         The value of my Excess Investment Account may be paid in a single lump sum or in installment over a period not exceeding ten (10) years as soon as practicable following my retirement, disability, other termination of service, or a date specified by me which is at least two years after the date of the deferral of the amounts to be paid on such date. I hereby irrevocably elect the following method of payment:

         _____ single lump sum;

         _____ installments over a period of ________ years.

         I hereby elect payment on the following date ____________________ (if left blank, payment will be made on the earlier of retirement, disability, or other termination of employment). Upon my death, the single-sum cash value of my Excess Investment Account, determined as of the date of distribution, will be distributed to my Beneficiary(ies). I hereby name the following Beneficiary(ies):

Primary Beneficiary(ies),
name and address:                               ________________________________

                                                ________________________________

                                                ________________________________


Contingent Beneficiary(ies),
name and address:                               ________________________________

                                                ________________________________

                                                ________________________________

         This Excess Investment Plan Election is executed by the undersigned this ________ day of December, 1993.

                                               Employee's signature:


                                                ________________________________

                                       2